UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2007

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10253	41-1591444
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices)

(612) 661-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2007, an independent sub-committee of the Compensation Committee of the Board of Directors approved two awards of restricted stock to Thomas F. Jasper, Executive Vice President and Chief Financial Officer (“Principal Financial Officer”) – one award for 10,000 shares which is performance-based, (the “Performance-Based Stock Award”) within the meaning of the Internal Revenue Code Section 162(m) and a second award for 10,000 shares which is not performance-based. Both awards were made under the TCF Incentive Stock Program, a plan that has been approved by TCF shareholders. Vesting of the Performance-Based Stock Award is contingent upon TCF Financial Corporation (“TCF Financial”) achieving certain levels of growth in earnings per share (“EPS”) during each of the fiscal years 2007-08, with vesting of any shares earned under those goals delayed until January 31, 2011 (except in the case of death or disability).  The second award for 10,000 shares will vest on January 1, 2012, contingent in general on his remaining employed by TCF through that date.

On January 22, 2007, an independent sub-committee of the Compensation Committee of the Board of Directors also approved two awards of restricted stock to Mark W. Rohde, President of TCF National Bank-Lakeshore – one award for 10,000 shares which is performance-based, (the “Performance-Based Stock Award”) within the meaning of the Internal Revenue Code Section 162(m) and a second award for 10,000 shares which is not performance-based. Both awards were made under the TCF Incentive Stock Program, a plan that has been approved by TCF shareholders. Vesting of the Performance-Based Stock Award is contingent upon TCF Financial achieving certain levels of growth in earnings per share (“EPS”) during each of the fiscal years 2007-08, with vesting of any shares earned under those goals delayed until January 31, 2011 (except in the case of death or disability).  The second award for 10,000 shares will vest on January 1, 2012, contingent in general on his remaining employed by TCF through that date.

The form of the award agreement for the Performance-Based Stock Award is attached hereto as Exhibit 10(b)-5 and is hereby incorporated herein by reference. The form of the award agreement for the non-performance based award is attached hereto as Exhibit 10(b)-6 and is hereby incorporated herein by reference.

The TCF Financial Corporation 2007 Management Incentive Plan – Executive (“Executive MIP”) was approved by an independent sub-committee of the Compensation Committee of the Board of Directors on January 22, 2007. Bonuses (if any) paid under the Executive MIP are intended to be performance-based within the meaning of the Internal Revenue Code Section 162(m). A copy of the form of Executive MIP agreement approved by the independent sub-committee is attached hereto as Exhibit 10(o) and incorporated herein by reference.  The Executive MIP was approved for execution with Messrs. Nagorske, Brown, Pulles, Stratton, Jasper and Bailey, and Ms. Lex.

On January 22, 2007, TCF Financial Corporation entered into non-solicitation and change in control agreements, each of them substantially in the form previously filed as Exhibit 10(i)-3 to TCF’s current report on Form 8-K on December 19, 2005 which is hereby incorporated by reference, with Mr. Jasper and Mr. Rohde.  These agreements provide for severance pay in the event of termination of their employment by the company after a change in control, as well as non-solicitation covenants.

The foregoing descriptions of the terms of the awards and agreements are qualified in their entirety by reference to the full text of the form of awards and agreements which are attached as exhibits or incorporated by reference to this Current Report on Form 8-K.

On January 22, 2007, the Compensation Committee of the Board of Directors approved an executive salary change for Neil W. Brown effective as of January 1, 2007 from $400,000 to $460,000 annually. As previously reported, the Board of Directors elected Mr. Brown to the position of Chief Operating Officer of TCF Financial effective on that date in connection with the retirement of Barry N. Winslow. On January 22, 2007 the Committee also approved an executive salary for Thomas F. Jasper effective as of January 1, 2007 of $250,000 annually. As previously reported, the Board of Directors elected Mr. Jasper to the position of Executive Vice President and Chief Financial Officer of TCF Financial effective on that date in connection with the promotion of Mr. Brown, formerly TCF’s Principal Financial Officer, to Chief Operating Officer on that date. Mr. Brown continues to serve as President of TCF Financial, a position he also held prior to January 1, 2007.

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Item 9.01

(c)          Exhibits.

Exhibit No	Description

10(b)-5*	TCF Financial Corporation Restricted Stock Agreement and Non-Solicitation/Confidentiality Agreement dated January 22, 2007 (“Performance-Based Stock Award”)

10(b)-6*	TCF Financial Corporation Restricted Stock Agreement and Non-Solicitation/Confidentiality Agreement, dated January 22, 2007.

10(i)-3*

Non-Solicitation and Change in Control Agreement between certain senior officers and TCF Financial Corporation [incorporated by reference to Exhibit 10(i)-3 of TCF Financial Corporation’s Current Report on 8-K filed December 19, 2005]

10(o)*	Form of 2007 Management Incentive Plan – Executive Agreement.

*Executive Contract

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ Lynn A. Nagorske
Lynn A. Nagorske, Chief Executive Officer and Director

/s/ Thomas F. Jasper
Thomas F. Jasper, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ David M. Stautz
David M. Stautz, Senior Vice President, Controller and Assistant Treasurer (Principal Accounting Officer)

Dated:    January 25, 2007

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